L.L. Bradford & Company
Certified Public Accountants
2901 El Camino Avenue, Suite 105
Las Vegas, Nevada 89102
(702) 735-5030


November 30, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  H Bar C, Inc. - Form SB-2

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation in this Registration Statement on Form SB-2 of our report dated October 4, 2000 for the fiscal year ended
December 31, 1999, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  L.L. Bradford & Company
L.L. Bradford & Company